CERTIFICATE NUMBER          INCORPORATED UNDER THE LAWS OF      TOTAL SHARES
___________________             THE STATE OF FLORIDA         ___________________
|                  |                                         |                 |
|                  |                                         |                 |
|                  |             INTERCALLNET, INC.          |                 |
|__________________|                                         |_________________|



                                  COMMON STOCK

50,000,000 AUTHORIZED COMMON SHARES     $0.0001 PAR VALUE     NON-ASSESSABLE



THIS CERTIFIES THAT:
                                    SPECIMEN




IS THE REGISTERED OWNER OF:



TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.






DATED                                [SEAL]







-----------------------------                      -----------------------------
         SECRETARY                                          PRESIDENT



COUNTERSIGNED
BY:
                                AUTHORIZED SIGNATURE


TRANSFER ONLINE, INC.
227 SW PINE ST. SUITE 500, PORTLAND, OR 97204